EXHIBIT 10.4

                                PROMISSORY NOTE

$500,000.00                     Houston, Texas                February 1, 1997

      FOR VALUE RECEIVED, after date, without grace, in the manner, on the dates and in the amount herein stipulated, INDUSTRIAL HOLDINGS, INC., a Texas corporation (the "Maker") promises to pay to the order of JUDITH C. JANDL, an individual (the "Payee"), at the following address: 10907 Sweetspire, The Woodlands, Texas 77380, or such other place as the Payee shall designate in writing to the Maker, which at the time of payment is legal tender of the United States of America for the payment of public and private debts, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), together with interest thereon from and after date hereof until maturity at a fixed rate per annum which shall from day to day be equal to the lesser of (a) eight percent (8%) per annum, computed on the basis of a year of 365 or 366 days, as the case may be, and for the actual number of days elapsed (including the first day but excluding the last day), or (b) the Maximum Rate (as hereinafter defined). All past due principal and interest shall bear interest from and after maturity until paid, regardless of how maturity occurs, at an interest rate which, from day to day, shall be equal to the lesser of (a) the Maximum Rate, or (b) eighteen percent (18%) per annum.

      The principal and accrued interest of this Note shall be due and payable in twenty (20) quarter-annual installments of Thirty Thousand Five Hundred Seventy-four and 86/100 Dollars ($30,574.86) each, payable on the first day of January, April, July and October of each year, beginning on April 1, 1997 and continuing regularly thereafter until January 1, 2002, when the entire amount, principal and interest then remaining unpaid, shall be due and payable. Interest on this Note will be calculated on the unpaid principal balance to the date of each installment paid and the payment made credited first to the discharge of interest accrued and the balance, if any, to reduce principal.

      If any payment of principal or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computing of interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a day on which commercial banks in the State of Texas are authorized to be closed.

      The Maker shall have the privilege to prepay at any time, and from time to time, all or any part of the principal amount of this Note, without notice, penalty or fee. Such advances or prepayments will be applied, first to the payment of interest then accrued and unpaid hereon, including the amount of interest accruing and to accrue on the amount of principal being prepaid, and the balance, if any, to the payment of the installments of principal.

      The Maker expressly agrees that in the event of default in the payment of any installment of the principal and/or interest of this Note when due, the Payee may at its option, without demand, notice or presentment, declare the unpaid principal balance of this Note and all interest then accrued at once due and payable. All makers, endorsers, sureties and guarantors hereof, as well as all other parties to become liable on this Note, hereby severally: (i) waive demand and presentment for payment of this Note, notice of non-payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of

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maturity, filing of suit, diligence in collection or enforcing any of the security for this Note; (ii) agree that they are and shall be jointly, severally, directly and primarily liable for the repayment of all sums due and owing under this Note; (iii) consent to any and all renewals, extensions and modification in the time of payment and to any other indulgence with respect to this Note; (iv) agree that the Payee shall not be required first to institute suit or exhaust its remedies against the Maker or others liable or to become liable on this Note, or to enforce its rights against them or any security for this Note; and (v) agree to any release of any party primarily or secondarily liable on this Note.

      Notwithstanding anything in this Note to the contrary, in the event of the Maker's failure to pay any installment of principal or interest or both when due, the maturity of this Note may be accelerated by the Payee only after notice of such default shall have been sent to the Maker and such default shall not have been cured within ten (10) days following the date such notice is given or served by the Payee as provided below.

      In the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through any Probate, Bankruptcy Court, or any judicial proceeding whatsoever, then the Maker agrees and promises to pay the Payee's reasonable attorney's fees.

      "Applicable Law" means that law in effect from time to time and applicable to this Note which permits the charging and collection of the highest permissible lawful nonusurious rate of interest on this Note, including laws of the State of Texas and laws of the United States of America. It is intended that
Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-1.04, as amended, Vernon's Texas Civil Statutes) shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying Article 1.04 to this Note, the interest ceiling applicable to this Note under Article 1.04 shall be the indicated rate ceiling from time to time in effect.

      As used in this Note, the term "Maximum Rate" means the maximum lawful nonusurious rate of interest (if any) which under Applicable Law the Payee is permitted to charge the Maker on this Note from time to time.

      As permitted by Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended (Article 5069-15.10(b), as amended, Vernon's Texas Civil Statutes), the Maker and the Payee have agreed that the provisions of Chapter 15 of Title 79, as amended, shall not be applicable to this Note or any "Account" or "Arrangement" (as such terms are defined in Article 5069-15.01 of Title 79) which may exist by virtue of this Note.

      The Maker warrants and represents to the Payee, and to all other owners and holders of any indebtedness evidenced hereby, that the loan evidenced by this Note is and shall be a "business loan" as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980 as amended, and that such loan is for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Applicable Law.

      This Note has been executed and delivered by the Maker to the Payee as a deferred portion of the Purchase Price payable to the Payee pursuant to the terms of that certain Stock Purchase Agreement dated as of February , 1997 by and between Maker and Payee covering all of the outstanding capital stock of LSS-

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Lone Star-Houston, Inc., a Texas corporation.

      All notices required or permitted under this Note shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested, to the Maker at the address set forth below, or at such other address of which the Maker shall have notified the Payee in writing at least thirty (30) days prior to the date of the Payee giving such notice. Where appropriate, any pertinent noun, verb or pronoun shall be construed and interpreted to include both the proper number and gender. This Note shall not be renewed, extended, or modified except by a written instrument evidencing the same.

      THIS PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                    MAKER:

Address:                            INDUSTRIAL HOLDINGS, INC.

7135 Ardmore Street
Houston, Texas 77054                By:  /s/ROBERT E. CONE
                                          Robert E. Cone,
                                          President and Chief Executive Officer

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